EXHIBIT 10.05

PLACEMENT AGREEMENT

        This PLACEMENT AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of the 17th day of April, 2006, by and between DERMA SCIENCES, INC., a Pennsylvania corporation (the “Company”), and TAGLICH BROTHERS, INC. (the “Placement Agent”).

        W I T N E S S E T H:

        WHEREAS, in reliance upon the representations, warranties, terms and conditions hereinafter set forth, the Placement Agent will use its best efforts to privately place all or a portion of a minimum principal amount of $5,400,000 (the “Minimum Amount”) and a maximum principal amount of $6,600,000 (the “Maximum Amount”) of the Company’s series H units (the “Units”), with each Unit consisting of four shares (the “Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”), and one warrant (as amended, or supplemented from time to time, each, an “Investor Warrant”) with a five (5) year term for the purchase of one share of Common Stock with an initial exercise price equal to $1.00 per Share, subject to adjustment as provided in the Investor Warrants;

        WHEREAS, the Units will be sold at a purchase price (the “Purchase Price”) equal to $2.40 per Unit, with a minimum purchase of 5,000 Units, subject to the right of the Company to accept investments of lesser amounts;

        WHEREAS, the Units are being issued pursuant to the Company’s Confidential Private Placement Memorandum and the Exhibits thereto, dated April 5, 2006 (as amended or supplemented from time to time, collectively, the “Offering Materials”); and

        WHEREAS, the Units are being issued to investors referred by the Placement Agent (the “Taglich Investors”) and other investors (the “Other Investors”; and, together with the Taglich Investors, the “Investors”) pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”).

        NOW, THEREFORE, in consideration of the premises and the respective promises hereinafter set forth, the Company and the Placement Agent hereby agree as follows:

        1.    Sale and Purchase of Units.

        (a)    Subject to the terms and conditions of this Agreement, the Company shall sell the Units to the Investors. The Placement Agent is hereby appointed as the exclusive placement agent of the Company for the purpose of the offering and sale of the Units to the Taglich Investors.

        (b)    The Initial Closing (as defined below) shall take place at such place as shall be acceptable to the Company and the Placement Agent on such date or dates as the Placement Agent shall advise the Company on two (2) business days notice or such shorter notice as shall be reasonably acceptable to the Company. In no event shall the Initial Closing occur unless the Minimum Amount of Units is sold and the Company’s acquisition of Western Medical is successfully completed, as determined by the Placement Agent, in its sole discretion. Notwithstanding the foregoing, if the Placement Agent raises at least $2,000,000 from the Taglich Investors and no Closing occurs, the Company shall pay the Placement Agent a break-up fee equal to $100,000. Subsequent sales and purchases of the Units, up to the Maximum Amount, shall take place at one or more Closings held on such dates and in such locations as the Company and the Placement Agent shall mutually determine. All Closings pursuant to this Agreement shall occur not later than April 30, 2006, unless such date is extended for up to thirty (30) days by mutual agreement of the Company and the Placement Agent. The term “Closing” means the purchase and sale of the Units as described in Section 1(b) of this Agreement. The initial Closing hereunder shall be referred to as “Initial Closing”; the final Closing hereunder shall be referred to as “Final Closing”; and the date of the Final Closing shall be referred to as the “Final Closing Date”.

        (c)    All capitalized terms used in this Agreement which are not otherwise defined shall have the meanings ascribed to them in the Offering Materials.

        2.    Payment. At each Closing, the Company or its agent shall deliver to the Placement Agent an irrevocable direction letter addressed to the Company’s stock transfer agent authorizing completion of the Common Stock certificates and the Investor Warrants representing the Units being purchased by the Taglich Investors at such Closing, against receipt at such Closing by the Company of payment for such Units by certified or bank check drawn on a bank located in the United States or by Federal wire transfer, in the amount of the aggregate purchase price for such Units (less any fees payable to, and reimbursement of expenses incurred by, the Placement Agent in accordance with this Agreement). With respect to each Closing, the Company or its agent shall deliver to the Placement Agent within 15 days after such Closing, on behalf of the TaglichInvestors, the original executed and sealedCommon Stock certificates and Investor Warrants representing the Units being purchased by the Taglich Investors in such Closing. All Units being purchased by the TaglichInvestors shall be issued in the respective names of the TaglichInvestors in accordance with instructions provided by the Placement Agent.

        3.    Representations and Warranties of the Company. The Company hereby represents and warrants to and covenants and agrees with the Placement Agent, as of the date hereof and as of the date of each Closing, as follows:

        (a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification. Except as set forth in the Offering Materials, the Company has no subsidiaries and does not own any equity interest and has not made any loans, advances or guarantees of indebtedness to any person, corporation, partnership or other entity. Each of Derma Sciences Canada Inc. and Sunshine Products, Inc., each a wholly-owned subsidiary of the Company (collectively, the “Subsidiaries”), is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and each Subsidiary is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by such

Subsidiary or the property owned or leased by such Subsidiary requires such qualification. Except as disclosed in the Offering Materials, no Subsidiary has any subsidiaries, no Subsidiary owns any equity interest in any other entity and no Subsidiary has made any loans, advances or guarantees of indebtedness to any person, corporation, partnership or other entity. The Company owns all of the issued and outstanding shares of common stock of each of the Subsidiaries free and clear of any lien, charge, claim, mortgage, pledge, encumbrance, other security interest, pre-emptive right or contractual right of first refusal.

        (b)    The capital structure of the Company is as described in the Offering Materials. Except as set forth in the Offering Materials or pursuant to its stock option plan in the ordinary course of business, the Company is not a party to any agreement to issue, nor has it issued, any warrants, options or rights or preferred stock, notes or other evidence of indebtedness or other securities, instruments or agreements upon the exercise or conversion of which or pursuant to the terms of which additional shares of Common Stock may become issuable. No holder of any of the Company’s securities (including, without limitation, the Common Stock, the Preferred Stock (as defined below), or any options or warrants) has preemptive rights or contractual rights of first refusal.

        (c)    The Company has the full right, power and authority to execute, deliver and perform under this Agreement, the Investor Warrants and the Placement Agent Warrants (as defined below). This Agreement has been duly executed by the Company and, at each Closing, the Units and the Placement Agent Warrants being issued will have been duly executed by the Company, and this Agreement, the Investor Warrants, the Placement Agent Warrants and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and each constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

        (d)    All of the issued and outstanding shares of Common Stock and preferred stock of the Company (the “Preferred Stock”) have been duly and validly authorized and issued, are fully paid and nonassessable (with no personal liability attaching to the holders thereof or to the Company) and are free from preemptive rights or rights of first refusal held by any person. All of the issued and outstanding shares of Common Stock and Preferred Stock have been issued pursuant to either a current effective registration statement under the 1933 Act or an exemption from the registration requirements thereof, and were issued in accordance with all applicable Federal and state securities laws. All of the issued and outstanding shares of common stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, with no personal liability attaching to the Company.

        (e)    The Units and the Placement Agent Warrants to be issued at each Closing, the shares of Common Stock issuable upon the exercise of the Investor Warrants (the “IW Shares”) and the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants (the “PAW Shares”), have been duly and validly authorized for issuance and, when issued pursuant to this Agreement will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens, charges, preemptive rights or rights of first refusal held by any person. The Company covenants and agrees that it will not take any action which would result in any adjustment in the number of shares of Common Stock purchasable in connection with the Investor Warrants and/or the Placement Agent Warrants, regardless of whether the total number of shares of Common Stock issuable pursuant to the terms of the Investor Warrants and the Placement Agent Warrants, upon full exercise of such warrants and full exercise of any or all other options, warrants and other rights to purchase or convert to shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company’s Articles of Incorporation, as then amended.

        (f)    The following financial statements of the Company (hereinafter collectively, the “Financial Statements”) are included in the Offering Materials: (i) consolidated balance sheets as of December 31, 2005, and consolidated statements of operations, shareholders’ equity and cash flows for the fiscal year ended December 31, 2005, and the related notes thereto, which have been audited by J.H. Cohn LLP, independent certified public accountants, and (ii) consolidated balance sheets as of December 31, 2004, and consolidated statements of operations, shareholders’ equity and cash flows for the fiscal year ended December 31, 2004, and the related notes thereto, which have been audited by J.H. Cohn LLP, independent certified public accountants. The Financial Statements, which are included in the Company’s Form 10KSB Annual Report for the year ended December 31, 2005 (the “Form 10KSB”), were prepared in accordance with generally accepted accounting principles consistently applied and present and reflect fairly the financial position of the Company at the respective balance sheet dates and the results of its operations and cash flows for the periods then ended. During the period of J.H. Cohn LLP’s engagement as the Company’s independent certified public accountants, there has been no disagreements between the accounting firm and the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure and no events required to be reported on a current report on Form 8-K relating to the relationship between the Company and the accounting firm. The Company has made and kept books and records and accounts which are in reasonable detail and which fairly and accurately reflect the activities of the Company, subject only to year-end adjustments.

        (g)    The Company and each of the Subsidiaries has good and marketable title to all of its material property and assets and, except as set forth in the Offering Materials or the Financial Statements, none of such property or assets of the Company or any of the Subsidiaries are subject to any lien, mortgage, pledge, encumbrance or other security interest.

        (h)    Since December 31, 2005, there has not been any material adverse change in the financial condition or in the operations, business or prospects of the Company from that shown in the Financial Statements or any damage or destruction, not covered by insurance, which affects the business, property or assets of the Company.

        (i)    Except as set forth in the Exhibits to the Offering Materials, the Company has not filed any current reports on Form 8-K or any other reports with the Securities and Exchange Commission (the “SEC”) subsequent to December 31, 2005.

        (j)    Neither the execution or delivery of this Agreement, the Units or the Placement Agent Warrants by the Company nor the performance by the Company of the transactions contemplated by this Agreement, the Investor Warrants or the Placement Agent Warrants: (i) requires the consent, waiver, approval, license or authorization of or filing with or notice to any person, entity, stock exchange or public authority (except any filings required by Federal or state securities laws, which filings have been or will be made by the Company on a timely basis); (ii) violates or constitutes a default under or breach of any law, rule or regulation (including, without limitation, rules and regulations promulgated by any stock exchange on which the Common Stock is currently listed) applicable to the Company; or (iii) conflicts with or results in a breach or termination of any provision of, or constitutes a default under, or will result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company with or without the giving of notice, the passage of time or both, pursuant to (A) the Company’s articles of incorporation (as amended) or by-laws, (B) any mortgage, deed of trust, indenture, note, loan agreement, security agreement, contract, lease, license, alliance agreement, joint venture agreement, or other agreement or instrument, or (C) any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which the Company is a party or by which any of the assets of the Company may be bound.

        (k)    Neither the Company nor any of the Subsidiaries has any indebtedness to any officer, director, five percent (5%) stockholder or other Affiliate (as defined in the Rules and Regulations of the SEC under the 1933 Act) of the Company.

        (l)    The Company and each of the Subsidiaries is in compliance with all laws, rules and regulations of all Federal, state, local and foreign government agencies having jurisdiction over the Company and each of the Subsidiaries or affecting the business, assets or properties of the Company or any of the Subsidiaries, except where the failure to comply has not and will not have a material adverse effect on the business, financial condition or results of operations of the Company or its Subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company and each of the Subsidiaries possesses all licenses, permits, consents, approvals and agreements (collectively, “Licenses”) which are required to be issued by any and all applicable Federal, state, local or foreign authorities necessary for the operation of its business and/or in connection with its assets or properties, except where the failure to possess such Licenses has not and will not have a Material Adverse Effect.

        (m)    Neither the Company nor any of the Subsidiaries is in default under any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance agreement, joint venture agreement, other agreement, license, permit, consent, approval or instrument to which it is a party, and no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute such default thereof by the Company or any of the Subsidiaries or would cause acceleration of any obligation of the Company or any of the Subsidiaries or would adversely affect the business, operations, or financial condition of the Company or any of the Subsidiaries, except where such default or event, whether with or without the lapse of time or giving of notice, or both, has not and will not have a Material Adverse Effect. To the best of the knowledge of the Company, no party to any note, loan agreement, security agreement, mortgage, contract, franchise agreement, distribution agreement, lease, alliance agreement, joint venture agreement, other agreement, license, permit, consent, approval or instrument with or given to the Company or any of the Subsidiaries is in default thereunder and no event has occurred with respect to such party, which, with or without the lapse of time or giving of notice, or both, would constitute a default by such party or would cause acceleration of any obligations of such party.

        (n)    To the best of the Company’s knowledge, except as set forth in the Offering Materials, no officer, director or five percent (5%) stockholder of the Company and no Affiliate of any such person either (i) materially participates in any corporation, partnership, business, trust, sole proprietorship or any other entity which is engaged in a business similar to that conducted by the Company or any of the Subsidiaries (other than a passive immaterial interest in a public company engaged in any such business) or (ii) engages in business with the Company.

        (o)    There are no material (i.e., involving an asserted liability in excess of twenty-five thousand dollars ($25,000)) claims, actions, suits, proceedings, labor disputes, inquiries or investigations (whether or not purportedly on behalf of the Company or any of the Subsidiaries), pending or, to the best of the Company’s knowledge, threatened, against the Company or any of the Subsidiaries, formal or informal, at law or in equity or by or before any Federal, state, county, municipal or other governmental department, the SEC, the National Association of Securities Dealers, Inc. (the “NASD”), board, bureau, agency or instrumentality, domestic or foreign, whether legal or administrative or in arbitration or mediation, nor is there any basis for any such action or proceeding. Neither the Company, any of the Subsidiaries nor any of their respective assets are subject to, nor is the Company or any of the Subsidiaries in default with respect to, any order, writ, injunction, judgment or decree that could adversely affect the financial condition, business, assets or prospects of the Company or any of the Subsidiaries. Within the past three (3) years, there has been no correspondence between the Company or any of the Subsidiaries and any Federal, state, county, municipal or other governmental department, the SEC, the NASD, board, bureau, agency or instrumentality, domestic or foreign, other than filings required in the ordinary course of the Company’s and the Subsidiaries’ respective business and receipts therefor.

        (p)    The accounts receivable of the Company and the Subsidiaries represent receivables generated from the sale of goods and services in the ordinary course of business. The Company knows of no material disputes concerning accounts receivable of the Company and the Subsidiaries not disclosed in the Offering Materials.

        (q)    The accounts payable of the Company and the Subsidiaries represent bona fide payables to third parties incurred in the ordinary course of business and represent bona fide debts for services and/or goods provided to the Company and the Subsidiaries.

        (r)    Except as set forth in the Offering Materials, neither the Company nor any of the Subsidiaries has (i) any written employment contracts or oral employment contracts not terminable at will by the Company or any Subsidiary, as applicable, with any five percent (5%) shareholder, officer or director of the Company; (ii) any consulting agreement or other compensation agreement with any five percent (5%) shareholder, officer or director of the Company of any Subsidiary, as applicable; or (iii) any agreement or contract with any five percent (5%) shareholder, officer or director of the Company or any Subsidiary, as applicable, that will result in the payment by the Company or any Subsidiary, as applicable, or the creation of any commitment or obligation (absolute or contingent), of the Company or any Subsidiary, as applicable, to pay any severance, termination, “golden parachute,” or similar payment to any present or former personnel of the Company or any Subsidiary, as applicable, following termination of employment. No director, executive officer or other key employee of the Company or any Subsidiary, as applicable, has advised the Company that he or she intends to resign as director and/or executive officer of the Company or any Subsidiary, as applicable, or to terminate his or her employment with the Company or any Subsidiary, as applicable.

        (s)    Except as set forth in the Offering Materials, neither the Company nor any of the Subsidiaries is a party to a labor agreement with respect to any of its employees with any labor organization, union, group or association and there are no employee unions (nor any similar labor or employee organizations). There is no labor strike or labor stoppage or slowdown pending, or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, nor has the Company or any of the Subsidiaries experienced in the last five (5) years any work stoppage or other labor difficulty. The Company and the Subsidiaries are in compliance with all applicable laws, rules and regulations regarding employment practices, employee documentation, terms or conditions of employment and wage and hours and neither the Company nor any of the Subsidiaries is engaged in any unfair labor practices, except where the failure to comply has not and will not have a Material Adverse Effect. There are no unfair labor practice charges or complaints against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any other governmental agency.

        (t)    Except as disclosed in the Offering Materials, there are no employee pension, retirement or other benefit plans, maintained, contributed to or required to be contributed to by the Company or any of the Subsidiaries covering any employee or former employee of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has any material liability or obligation of any kind or nature, whether accrued or contingent, matured or unmatured, known or unknown, under any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any provision of the Internal Revenue Code of 1986, as amended, specifically relating to persons subject to ERISA.

        (u)    The Company and each of the Subsidiaries has timely filed or will timely file with the appropriate taxing authorities all returns in respect of taxes required to be filed through the date hereof and has timely paid or will timely pay all taxes that it is required to pay or has established an adequate reserve therefore. There are no pending or, to the knowledge of the Company, threatened audits, investigations or claims for or relating to any liability of the Company or any of the Subsidiaries in respect of taxes.

        (v)    Neither the Company nor any of the Subsidiaries has any liabilities of any kind or nature whether accrued or contingent, matured or unmatured, known or unknown, except as set forth in the Offering Materials and those liabilities incurred by the Company and each of the Subsidiaries in the ordinary course of business since December 31, 2005.

        (w)    Except as set forth in the Offering Materials, no customer of the Company or any of the Subsidiaries during fiscal year 2005, accounted for more than ten percent (10%) of the revenues of the Company (on a consolidated basis) and to the best of the Company’s knowledge, no customer, other than the customers identified in the Offering Materials, will account for more than twenty percent (20%) of the Company’s revenues (on a consolidated basis) during fiscal year 2006 or fiscal year 2007.

        (x)    There are no finder’s fees or brokerage commissions payable with respect to the purchase of Units by the Taglich Investors due to the actions of the Company, except as provided in Section 12 of this Agreement.

        (y)    Except as set forth in the Offering Materials, the Company is not currently and has not during the past six (6) months been engaged in negotiations with respect to: (i) any merger or consolidation of the Company where the Company would not be the surviving entity; or (ii) the sale of the Company, any of the Subsidiaries or any of their respective assets other than sales in the ordinary course of business.

        (z)    The Company and each of the Subsidiaries has the right to conduct its business in the manner in which its business has been heretofore conducted. To the knowledge of the Company, the conduct of such businesses by the Company and each of the Subsidiaries does not violate or infringe upon the patent, copyright, trade secret or other proprietary rights of any third party, and neither the Company nor any of the Subsidiaries has received any notice of any claim of any such violation or infringement.

        (aa)    The Company and each of the Subsidiaries is currently in compliance in all respects with all applicable Environmental Laws (as defined below), including, without limitation, obtaining and maintaining in effect all permits, licenses, consents and other authorizations required by applicable Environmental Laws, and the Company and each of the Subsidiaries is currently in compliance with all such permits, licenses, consents and other authorizations, except where the failure to comply does not and will not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received notice from any property owner, landlord, tenant or Governmental Authority (as defined below) that Hazardous Wastes (as defined below) are being improperly used, stored or disposed of at any property currently or formerly owned or leased by the Company or any of the Subsidiaries or that any soil or ground water contamination has emanated from any such property. For purposes hereof, the term “Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, or material, as now or at any time hereafter in effect. For purposes hereof, the term “Governmental Authority” shall mean the Federal Government of the United States of America, any state or any political subdivision of the Federal Government or any state, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities. For purposes hereof, the term “Hazardous Wastes” shall mean any regulated quantity of hazardous substances as listed by the Environmental Protection Agency (the “EPA”) and the list of toxic pollutants designated by the United States Congress and/or the EPA or defined by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to or imposing liability for standard of conduct concerning any hazardous, toxic substance or material.

        (bb)    The information contained in the Offering Materials, taken together, describe in all material respects the business and financial condition of the Company and the Subsidiaries, and such material, taken together, does not contain any misstatement of a material fact or omit to state a material fact necessary to make the information not misleading. The Taglich Investors and the Placement Agent shall be entitled to rely on such material notwithstanding any investigation they or any of them may have made.

        (cc)    The Financial Statements included in the Offering Materials present fairly the financial position of the Company and the Subsidiaries as of the dates indicated and the results of its operations for the periods specified. The historical financial information included in the Offering Materials has been derived from the accounting records of the Company and the Subsidiaries and presents fairly the information shown thereby. The assumptions underlying pro forma financial information included in the Offering Materials are reasonable and are set forth in the Offering Materials.

        (dd)    The Placement Agent Warrants have been authorized for issuance to the Placement Agent or its designees. The PAW Shares, when issued and delivered against payment therefor in accordance with the terms thereof, will be duly and validly issued, fully paid, nonassessable and free of preemptive rights or rights of first refusal held by any person, and all corporate action required to be taken for the authorization and issuance of the Placement Agent Warrants and the PAW Shares has been validly and sufficiently taken. The execution by the Company of the Placement Agent Warrants has been duly authorized by all required action of the Company and, when so executed and delivered, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

        (ee)    For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder. If the Company is not subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company also covenants that it will provide the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Registered Holder (as defined below) which continue to be “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act and it will take such further action as any holder of such Registrable Securities (as defined below) may reasonably request, all to the extent required from time to time to enable such Registered Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, so long as such provision does not require the public filing of information relating to the Company which the Company is not otherwise required to file, (b) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (c) any similar rule or regulation hereafter adopted by the SEC that does not require the public filing of information relating to the Company. Upon the request of any Registered Holder, the Company will deliver to such Registered Holder a written statement as to whether it has complied with such requirements.

        4.    Representations, Warranties and Covenants of the Placement Agent.

        (a)    The Placement Agent hereby represents and warrants that it is duly authorized to execute this Agreement and perform its duties hereunder, and the execution and delivery by the Placement Agent of this Agreement and the consummation of the transactions contemplated by this Agreement have been authorized by all necessary corporate action and will not result in any violation of, or be in conflict with, or constitute a default under, the Placement Agent’s articles of incorporation or by-laws, any agreement or instrument to which the Placement Agent is a party or by which the Placement Agent’s property is bound, or any judgment, decree, order or any statute, rule or regulation applicable to the Placement Agent.

        (b)    In offering the Units for sale, the Placement Agent will not offer the Units for sale, or solicit any offers to buy any Units, or otherwise negotiate with any person in respect of the Units, on the basis of any communications or documents relating to the Units or any investment therein or to the Company or investment therein, other than the Offering Materials and any other document satisfactory in form and substance to the Company. The Placement Agent will promptly deliver a copy of each amendment or supplement to the Offering Materials (i) to all prospective investors then being or thereafter solicited by the Placement Agent, and (ii) to each Taglich Investor who has subscribed for Units prior to the receipt by such person of such amendment or supplement.

        (c)    In offering the Units for sale, the Placement Agent shall conduct such sales in the manner described in the Offering Materials.

        5.    Survival of Representations and Warranties and Indemnification. The representations and warranties of the Company and the Placement Agent set forth in Sections 3 and 4 of this Agreement shall survive the execution and delivery of the Units. The indemnification obligations of the Company as set forth in the indemnification rider identified as Exhibit B (as amended or supplemented from time to time, the “Indemnification Rider”) to that certain engagement letter between the Company and the Placement Agent, dated March 21, 2006 (as amended or supplemented from time to time), is hereby incorporated by reference in its entirety as if more fully set forth herein, and the provisions of the Indemnification Rider shall apply and be applicable to, among other things, all representations and warranties of the Company.

        6.    Use of Proceeds. The net proceeds to the Company from the sale of the Minimum Amount of the Units and the Maximum Amount of the Units are estimated to be approximately $4,918,000 and $5,470,000, respectively, after deducting the fees and expenses associated with the offering of the Units. The net proceeds from the sale of the Units will be used by the Company as disclosed in the Offering Materials.

        7.    Unregistered Securities. None of the Shares, the IW Shares or the PAW Shares have been registered under the 1933 Act, in reliance upon the applicability of Section 4(2), 4(6) and/or Rule 506 of Regulation D of the 1933 Act to the transactions contemplated hereby. The certificates representing the Shares, the IW Shares and the PAW Shares will bear an investment legend stating that they are “restricted securities” (as defined in Rule 144 under the

1933 Act) and may only be publicly offered and sold pursuant to an effective registration statement filed with the SEC or pursuant to an exemption from the registration requirements.

        8.    Registration Rights and “Piggy-Back” Registration Rights.

        (a)    As soon as possible after the Final Closing Date, the Company shall , at its sole cost and expense, use its best efforts to file not later than 60 days after the date hereof (the “Anticipated Filing Date”), and use its best efforts to cause to be declared effective not later than 180 days after the date hereof (the “Anticipated Effective Date”), a registration statement (as amended or supplemented from time to time, the “Registration Statement”) on any appropriate form under the 1933 Act covering all of the Shares, the IW Shares and the PAW Shares (collectively, the “Registrable Securities”) such as to permit the public resale of the Registrable Securities by all holders of the Shares, the Investor Warrants and the Placement Agent Warrants (collectively, the “Registered Holders”), time being of the essence. In the event the Company fails to either file the Registration Statement by the Anticipated Filing Date or cause the Registration Statement to be declared effective by the Anticipated Effective Date or maintain the effectiveness of the Registration Statement for the entire Effectiveness Period (as defined below), then (i) the Company shall pay to each Investor, as liquidated damages and not as a penalty, on the Anticipated Filing Date, Anticipated Effective Date or the date within the Effectiveness Period that the Registration Statement ceases to be effective, as applicable, and each monthly anniversary thereof until the Registration Statement is filed or declared effective, an amount equal to 2.0% of the aggregate purchase price paid by such Investor for the Units, such amount to be payable, at the election of the Company, either in cash or in Common Stock of the Company valued at the average closing bid price thereof on the OTC Bulletin Board for the ten trading days immediately preceding the date as to which the subject liquidated damages are calculated and (ii) the exercise price of the Placement Agent Warrants will be reduced (and, concomitantly, the aggregate number of PAW Shares issuable upon the exercise of the Placement Agent Warrants shall increase) by 2.0%; provided, however, that if as of the Anticipated Effective Date the Registration Statement has not yet been declared effective, the Anticipated Effective Date shall be extended for: (1) such periods as the SEC has under consideration responses of the Company to its comments relative to the Registration Statement, and (2) such periods, not to exceed 20 days each, following the SEC’s responses to the filing by the Company of pre-effective amendments to the Registration Statement; and provided, further, that the maximum liquidated damages payable by the Company to each Investor, and the maximum reduction in the exercise price of the Placement Agent Warrants (and, concomitantly, the maximum increase in the aggregate number of PAW Shares issuable upon the exercise of the Placement Agent Warrants) pursuant to these provisions is 10.0% of such Investor’s Purchase Price or the aggregate exercise price of the Placement Agent Warrants (and, concomitantly, the aggregate number of PAW Shares), as the case may be.

        (b)    The Company agrees to use its best efforts to keep the Registration Statement continuously effective and usable for resale of Registrable Securities until the date which is three (3) years (the “Effectiveness Period”) after the date upon which the SEC declares the Registration Statement effective or such shorter period which shall terminate when all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement or when all Registrable Securities otherwise have been sold pursuant to

Rule 144 under the 1933 Act or are freely tradeable in essentially the same manner as contemplated below. The Effectiveness Period shall be extended, day for day, by the length of any “black out” periods declared by the Company pursuant to Section 8(c) hereof.

        (c)    In connection with the Company’s obligation to file the Registration Statement as provided in Section 8(a) hereof, the Company will as expeditiously as possible:

        (1)    before filing the Registration Statement or the prospectus included in the Registration Statement (as amended or supplemented from time to time, the “Prospectus”) or any amendments or supplements thereto, furnish to the Registered Holders a copy of all such documents proposed to be filed, which documents will be subject to the review of the Registered Holders, and the Company will not file the Registration Statement or any amendment thereto or any Prospectus or any supplement thereto to which the Registered Holders of a majority of the Registrable Securities covered by the Registration Statement shall reasonably object (provided that the Company may assume, for the purposes of the foregoing that any Registered Holder has no objection if the Company has not received notice from such Registered Holder within five (5) business days after delivery of such documents to such Registered Holder);

        (2)    prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the 1933 Act or rules and regulations thereunder or otherwise necessary to keep the Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the 1933 Act, and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement or supplement to the Prospectus;

        (3)    notify each Registered Holder promptly, and confirm such advice in writing:

        (A)    when the Prospectus or any supplement or post-effective amendment thereto has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

        (B)    of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

        (C)    of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

        (4)    make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

        (5)    furnish, without charge, to each Investor and, upon request, each Registered Holder, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

        (6)    deliver to each Investor and each Registered Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request, and the Company consents to the use of the Prospectus or any amendment or supplement thereto by each Investor and each Registered Holder in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

        (7)    use its reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the Registered Holders thereof to consummate the disposition of such Registrable Securities in such jurisdictions as the Registered Holders may reasonably specify in response to inquiries to be made by the Company, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

        (8)    if any event shall occur as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered by a Registered Holder, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Registered Holders, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

        (9)    obtain a CUSIP number for all Registrable Securities (unless already obtained), not later than the date that the Registration Statement is declared effective by the SEC;

        (10)    make available for inspection during normal business hours by a representative of the Placement Agent and any attorney or accountant retained by the Placement Agent representative, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by the Placement Agent or any such attorney or accountant in connection with the Registration Statement; provided that all such records, information or documents shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order or is generally available to the public other than as a result of disclosure in violation of this Section 8(c);

        (11)    if at any time an event of the kind described in Section 8(c)(8) hereof shall occur, notify each Investor and the Registered Holders that the use of the Prospectus must be discontinued, provided that the Company will not declare any such “black-out” period in excess of twenty (20) business days during any twelve (12) month period, unless otherwise required;

        (12)    on or prior to the date the Registration Statement is declared effective by the SEC, cause all of the Shares, the IW Shares and the PAW Shares to be listed for trading on the exchange(s) on which the Common Stock is listed (or on any other national securities exchange(s)) and the OTC Bulletin Board; and

        (13)    upon request, deliver promptly to counsel of each Registered Holder participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Registered Holder to do such investigation at such Registered Holder’s sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Registered Holder agrees that it will use its best efforts not to interfere unreasonably with the Company’s business when conducting any such investigation and each Registered Holder shall keep any such information received pursuant to this Section 8(c)(13) confidential.

        (d)    Each Registered Holder as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such Registered Holder provided herein, to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

        (e)    Each Registered Holder agrees that, upon receipt of any notice from the Company described in Section 8(c)(11), such Registered Holder will forthwith discontinue disposition of Registrable Securities until such Registered Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 8(c)(6) hereof, or until it is advised in writing by the Company (which notice the Company shall give as promptly as possible), that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Registered Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Registered Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

        (f)    All of the following expenses (the “Registration Expenses”) incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether the Registration Statement becomes effective:

        (1)    all registration, filing and listing fees;

        (2)    fees and expenses of counsel acceptable to the Placement Agent for compliance with securities or blue sky laws;

        (3)    the Company’s printing, messenger, telephone and delivery expenses;

        (4)    fees and disbursements of counsel for the Company;

        (5)    fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit necessary to satisfy the requirements of the 1933 Act); and

        (6)    fees and expenses associated with any filings required to be made in connection with the Registration Statement.

        The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on the exchange(s) on which the Common stock is listed and the OTC Bulletin Board.

        (g)     Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registered Holder, its officers, directors, employees and agents and each person who controls such Registered Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an “Indemnified Holder”) from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission thereof based upon information furnished in writing to the Company by such Registered Holder or its agent expressly for use therein; provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission was completely corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Registered Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Registered Holder. This indemnity will be in addition to any liability which the Company may otherwise have.

        (h)    If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against any Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing (but the omission to so notify the Company shall not relieve it of any liability that it may have against any Indemnified Holder otherwise than under this subsection), and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. The Placement Agent shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of the Placement Agent unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and have failed to employ counsel reasonably satisfactory to the Placement Agent in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include the Placement Agent and the Company, and the Placement Agent shall have been advised by counsel that there may be one or more legal defenses available to the Placement Agent which are different from or additional to those available to the Company (in which case, if the Placement Agent notifies the Company in writing that it elects to employ its own counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of the Placement Agent, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for the Placement Agent which firm shall be designated in writing by the Placement Agent). Any such fees and expenses payable by the Company shall be paid to the Placement Agent entitled thereto as incurred by the Placement Agent. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless the Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

        (i)     Indemnification by Registered Holder. Each Registered Holder agrees to indemnify and hold harmless the Company, its respective directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Registered Holder, but only with respect to information relating to such Registered Holder furnished in writing by such Registered Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its respective directors or officers or any such controlling person, in respect of which indemnity may be sought against a Registered Holder, such Registered Holder shall have the rights and duties given the Company, and the Company or its respective directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any Registered Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Registered Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

        (j)     Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(h) or Section 8(i) hereof (other than by reason of exceptions provided in those Sections 8(h) and 8(i) hereof) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the sale of the Units to each Investor on the one hand and each Registered Holder from the offering of the Registrable Securities by such Registered Holder, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Registered Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as the other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Registered Holder on the other shall be deemed to be in the same proportion as the aggregate amount paid by each Investor to the Company for the Registrable Securities purchased by such Registered Holder that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Registered Holder paid for the Registrable Securities that were sold pursuant to the Registration Statement and the amount received by such Registered Holder from such sale. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the particular Registered Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Registered Holders agree that it would not be just and equitable if contributions pursuant to this Section 8(j) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable consideration referred to in the first sentence of this Section 8(j). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8(j) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending against any action or claim that is the subject of this Section 8(j). Notwithstanding the provisions of this Section 8(j), each Registered Holder shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Registered Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act), shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (k)    The provisions of Sections 8(g) through 8(j) of this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

        (l)    The Registered Holders shall have certain “piggy-back” registration rights with respect to the Registrable Securities as hereinafter provided:

        (1)    If, at any time or from time to time on or after the three-year anniversary of the Final Closing Date, the Company determines to register Common Stock for its own account for a public offering or for the account of any of its stockholders to publicly sell their shares of Common Stock, other than a registration on Form S-1 or S-8 relating solely to employee stock option or purchase plans, the Company will promptly notify each Registered Holder of such registration.

        (2)    If within five (5) days after such notice from the Company a Registered Holder gives notice to the Company of such Registered Holder’s desires to have such Registered Holder’s Registrable Securities included in a registration statement, then the Company shall include such Registered Holder’s Registrable Securities in such registration statement, at the Company’s sole cost and expense, subject to the remaining terms of this Section 8(l). If a Registered Holder fails to give such notice within such period, such Registered Holder shall not have the right to have such Registered Holder’s Registrable Securities registered pursuant to such registration statement.

        (3)    The Company at its expense will keep such registration effective for a period of 180 days or until all of the selling securities holders named in such registration statement relating thereto have completed the distribution described in such registration statement, whichever first occurs, and will furnish such number of prospectuses and other documents incident thereto as such selling securities holders from time to time may reasonably request.

        (4)    The Registered Holder shall furnish in writing to the Company such information as the Company shall reasonably require in connection with any registration statement.

        (m)    The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 8 and that such failure would not be adequately compensable in damages, and therefore agrees that its obligations and agreements contained in this Section 8 may be specifically enforced. In addition, the Company shall also reimburse the Registered Holders for any and all reasonable legal fees, expenses and disbursements incurred by them in enforcing their rights pursuant to this Section 8, regardless of whether any litigation was commenced; provided, however, that the Company shall not be liable for the fees and expenses of more than one law firm, which firm shall be designated by the Placement Agent.

        9.    Conditions. The following obligations of the Company shall be satisfied or fulfilled on or prior to the date of each Closing, unless otherwise specified hereinbelow or agreed to in writing by the Placement Agent:

        (a)    The Company shall have delivered to the Placement Agent, at the Initial Closing, (i) by-laws of the Company and each Subsidiary certified by the secretary of the

Company and the respective secretaries of each Subsidiary; and (ii) certified resolutions of the Board of Directors of the Company approving this Agreement, the sale of the Units and the Placement Agent Warrants, and the registration of the Registrable Securities. The Company shall deliver to the Placement Agent, as soon after the Initial Closing as feasible, (i) a currently-dated good standing certificate or telegram from the Secretary of State where the Company and each Subsidiary is incorporated and each other jurisdiction in which the Company and any of the Subsidiaries is qualified to do business as a foreign corporation and (ii) the articles of incorporation (as amended) of the Company and each Subsidiary, as currently in effect, certified by the Secretary of State of the state where the Company and each Subsidiary is incorporated.

        (b)    There shall have occurred no event which has a Material Adverse Effect on the Company or the Subsidiaries or any of their respective businesses, assets, prospects or the Company’s securities since the date of this Agreement.

        (c)    No litigation or administrative proceeding shall have been threatened or commenced against the Company or any of its Subsidiaries which (i) seeks to enjoin or otherwise prohibit or restrict the consummation of the transactions contemplated by this Agreement or (ii) if adversely determined, would have a Material Adverse Effect on the Company or the Company’s securities.

        (d)    The Company shall have delivered to the Placement Agent a certificate of its principal executive and financial officers as to the matters set forth in Sections 9(a), (b) and (c) of this Agreement and to the further effect that (i) neither the Company nor any Subsidiary is in default, in any respect, under any note, loan agreement, security agreement, mortgage, deed of trust, indenture, contract, alliance agreement, lease, license, joint venture agreement, other agreement or other instrument to which it is a party, except as disclosed in the Financial Statements or the Memorandum and except where such default has not and will not have a Material Adverse Effect; (ii) the Company’s representations and warranties contained in this Agreement are true and correct in all respects on such date with the same force and effect as if made on such date, (iii) there has been no amendment or changes to the Company’s or the Subsidiaries’articles of incorporation or by-laws or authorizing resolutions from those to be delivered pursuant to Section 9(a) of this Agreement; and (iv) no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute a breach of default thereof by the Company or any Subsidiary, or would cause acceleration of any obligation of the Company or any Subsidiary, or could adversely affect the business, operations, financial condition or prospects of the Company or any Subsidiary.

        (e)    The Placement Agent shall have received the opinion of Hedger & Hedger, counsel for the Company, dated as of the Closing Date in form and substance reasonably satisfactory to the Placement Agent and its counsel.

        (f)    The Company shall timely prepare and file or deliver to counsel for filing with the SEC and any states in which such filing is required, a Form D relating to the sale of the Units and such other documents and certificates as are required.

        (g)    Subscriptions for at least the Minimum Amount of Units shall have been accepted by the Company.

        (h)    In addition to the right of the Placement Agent to terminate this Agreement and not consummate the transactions contemplated by this Agreement as a result of the failure of the Company to comply with any of its obligations set forth in this Agreement, this Agreement may be terminated by the Placement Agent by written notice to the Company at any time prior to the Initial Closing if, in the Placement Agent’s sole judgment, (i) the Company and/or any of the Subsidiaries shall have sustained a loss that is material to the Company or the Subsidiaries, taken as a whole, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on any exchange or system shall have been suspended or limited either generally or specifically with respect to the Common Stock; (iii) material governmental restrictions have been imposed on trading in securities generally or specifically with respect to the Common Stock (not in force and effect on the date of this Agreement); (iv) a banking moratorium shall have been declared by Federal or New York State authorities; (v) an outbreak of major international hostilities or other national or international calamity shall have occurred; (vi) the Congress of the United States or any state legislative body shall have passed or taken any action or measure, or such bodies or any governmental body or any authoritative accounting institute, or board, or any governmental executive shall have adopted any orders, rules or regulations, which the Placement Agent reasonably believes is likely to have a Material Adverse Effect on the business, financial condition or financial statements of the Company or the market for the Common Stock; (vii) the Common Stock shall have been delisted from the exchange(s) on which it currently listed, or the Company shall have received notice from such exchange(s) advising the Company of its intention to have the Common Stock delisted from such exchange(s), whether conditional or otherwise, or the Company shall fail to meet the requirements for continued listing on such exchange(s); or (viii) there shall have been, in the Placement Agent’s judgment, a material decline in the Dow Jones Industrial Index or the market price of the Common Stock at any time subsequent to the date of this Agreement.

        10.    Covenants of the Company. The Company agrees at all times as long as the Investor Warrants or the Placement Agent Warrants may be exercised, to keep reserved from the authorized and unissued Common Stock, such number of shares of Common Stock as may be, from time to time, issuable upon exercise of the Investor Warrants and the Placement Agent Warrants.

        11.    Indemnification.

        (a)    Indemnification by Company. The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors and agents from and against any and all loss, liability, claim, damage and expense whatsoever arising out of (1) a breach or alleged breach by the Company of any warranty set forth in Section 3 of this Agreement, (2) failure or alleged failure by the Company to comply with the provisions of Section 3 of this Agreement, (3) claims for finder’s fees or brokerage commissions payable with respect to the Taglich Investors, except as provided in Section 12 of this Agreement, or (4) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission contained in the material furnished to the Company by the Placement Agent on the Placement Agent’s behalf, specifically for inclusion therein, which relates to the Placement Agent’s activities pursuant to this Agreement.

        (b)    Indemnification by Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company (its officers, directors and agents) and each person, if any, who controls any of the foregoing within the meaning of the 1933 Act to the same extent as the indemnity from the Company described above against any and all loss, liability, claim, damage and expense whatsoever (or actions in respect thereto) arising out of or based upon any misrepresentation or alleged misrepresentation, failure or alleged failure by the Placement Agent to comply with the covenants and agreements set forth in Section 4 of this Agreement.

        12.    Fees.

        (a)    As disclosed in the Offering Materials, a fee (the “Success Fee”) equal to eight percent (8%) of the gross proceeds through the sale of the Units shall be payable to the Placement Agent.

        (b)    In addition to the sums payable to the Placement Agent as provided elsewhere herein, the Placement Agent shall be entitled to receive at the Closing, as additional compensation for its services, warrants (as amended, or supplemented from time to time, the “Placement Agent Warrants”) with a five (5) year term for the purchase of an amount of Common Stock equal to ten percent (10%) of the Shares sold to Taglich Investors in this offering. The initial exercise price of the Placement Agent Warrants shall be equal to $.72 per share of Common Stock, subject to adjustment as provided in the Placement Agent Warrants.

        (c)    Upon closing, the Company will reimburse the Placement Agent for up to $35,000 of its actual and reasonable out-of-pocket expenses incurred in connection with the offering of the Units, including fees and expenses of its counsel.

        (d)    The Company shall pay any fees required in connection with the qualification of the sale of the Units under the state securities or blue sky laws of any state which the Placement Agent reasonably deems necessary.

        (e)    All payments in connection with the sale of the Units shall be made pursuant to the terms and conditions of the escrow agreement among the Company, the Placement Agent and CSC Trust Company of Delaware.

        13.    Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission, if confirmed by mail as provided in this Section 13. Notices shall be deemed to have been received on the date of personal delivery or facsimile or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. Notices shall be sent to the following addresses:

To the Company:
DERMA SCIENCES, INC. 214 Carnegie Center, Suite 100 Princeton, NJ 08540 Facsimile: (609) 514-8554 Attention: Edward J. Quilty, President and CEO
With a copy to:
HEDGER & HEDGER 2 Fox Chase Drive P.O. Box 915 Hershey, PA 17033 Facsimile: (717) 534-9813 Attention: Ray Hedger, Esq.
To Placement Agent:
TAGLICH BROTHERS, INC. 405 Lexington Avenue, 51st Floor New York, NY 10174 Facsimile: (212) 661-6824 Attention: Richard Oh
With a copy to:
BINGHAM MCCUTCHEN LLP 399 Park Avenue New York, NY 10022 Facsimile: (212) 702-3629 Attention: Robert G. Leonard, Esq.

or to such other address as any party shall designate in the manner provided in this Section 13.

        14.    Miscellaneous.

        (a)    This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supercedes any and all prior or contemporaneous oral and prior written agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver.

No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

        (b)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state. Each party hereby consents to the exclusive jurisdiction of the Federal and state courts situated in New York County, New York in connection with any action arising out of or based upon this Agreement and the transactions contemplated by this Agreement.

        (c)    This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective personal representatives, successors and permitted assigns.

        (d)    In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        (e)    Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closings take such further action and execute such other and further documents and instruments as the other party may request in order to provide the other party with the benefits of this Agreement.

        (f)    The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.

        (g)    All references to any gender shall be deemed to include the masculine, feminine or neuter gender, the singular shall include the plural and the plural shall include the singular.

        (h)    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DERMA SCIENCES, INC.		TAGLICH BROTHERS, INC.
By:		By:
	Name: Edward J. Quilty Title: President and Chief Executive Officer		Name: Title:

EXHIBIT A

Names, Addresses and Social Security or Employer Identification Number of Investors	Number of Units